UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02–	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangements of Certain Officers

Amended and Restated Annual Incentive Plan. On July 31, 2008, the Compensation Committee of Casual Male Retail Group, Inc. (the “Company”) approved the Company’s Amended and Restated Annual Incentive Plan. The original Annual Incentive Plan, dated May 1, 2008 (the “Original Plan”), was previously described in, and attached as an exhibit to, the Company’s Form 8-K filed on May 7, 2008. The Amended and Restated Annual Incentive Plan, which modified the Original Plan to correct certain definitions and to provide that the Original Plan, pursuant to which only cash bonuses (and not equity awards) may be granted, is a stand-alone plan and not a sub-plan under the Company’s 2006 Incentive Compensation Plan, replaces the Original Plan. A copy of the Amended and Restated Annual Incentive Plan is attached hereto as Exhibit 10.1.

ITEM 9.01–	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Casual Male Retail Group, Inc. Amended and Restated Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/S/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: August 4, 2008